Contact:	Stephen Forsyth	203-573-2213

Chemtura Reports 2010 Third Quarter Results

PHILADELPHIA, PA – November 5, 2010 – Chemtura Corporation, debtor-in-possession, (Pink Sheets: CEMJQ) (the “Company” or “Chemtura”) reports net earnings from continuing operations attributable to Chemtura on a GAAP basis of $12 million, or $0.05 per share, for the third quarter of 2010 and net earnings on a managed basis of $21 million, or $0.09 per share.

Third Quarter 2010 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  The Company presents managed basis financial information as management uses this information internally to evaluate and direct the performance of the Company’s operations and believes that the managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of third quarter financial results on a GAAP basis:

(In millions, except per share data)	Third quarter
	2010	2009	% change
Net sales	$ 710	$ 609	17%
Operating profit	$ 69	$ 31	123%
Earnings from continuing operations attributable to Chemtura	$ 12	$ 10	20%
Earnings from continuing operations attributable to Chemtura – per share	$ 0.05	$ 0.04	25%

The following is a summary of third quarter financial results on a managed basis:

(In millions, except per share data)	Third quarter
	2010	2009	% change
Net sales	$ 710	$ 609	17%
Operating profit	$ 38	$ 35	9%
Net earnings attributable to Chemtura	$ 21	$ 16	31%
Net earnings attributable to Chemtura – per share	$ 0.09	$ 0.06	50%

Update on U.S Chapter 11 Proceedings and Reorganization Activities

•
On August 5, 2010, following the July 21, 2010 disclosure statement hearing, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered orders approving the adequacy of the Disclosure Statement and approving the procedures for the Company to solicit and tabulate the votes on its plan of reorganization, as revised, (the “Plan”).  Solicitation of the Plan began on August 6, 2010 and the deadline for holders of claims and interests to vote on the Plan was September 9, 2010.  All voting classes voted to accept the Plan except equity holders.

•
On August 11, 2010, the Company entered into a commitment letter with various lenders for a $275 million senior asset-based revolving credit facility.  The Company has negotiated definitive agreements relating to this facility and will enter into the facility upon the effectiveness of the Plan.

•
On August 27, 2010, the Company completed a private placement offering under Rule 144A of $455 million aggregate principal amount of 7.875% senior notes due 2018 (the “Senior Notes”) at an issue price of 99.269%.  Further it entered into a senior secured term facility credit agreement (the “Term Loan”) with Bank of America, N.A., as administrative agent, and other lenders party thereto for an aggregate principal amount of $295 million with an original issue discount of 1%.  The Senior Notes and Term Loan are a part of the exit financing package pursuant to the Plan.

•	The proceeds from these two financings closed into escrow together with certain cash deposits by the Company and will be released to the Company upon the effectiveness of the Plan.

•
The Plan becomes effective only when it is confirmed by the Bankruptcy Court and the conditions to its effectiveness are met.  The Plan confirmation hearing began on September 16, 2010 and concluded on September 22, 2010, following which the Bankruptcy Court took the issues related to confirmation under submission.

•
The Bankruptcy Court issued its ruling on October 21, 2010 stating that the Plan would be confirmed.  On November 3, 2010, the Bankruptcy Court entered a written order confirming the Plan (the “Confirmation Order”).  The Confirmation Order provides a waiver of the ordinary stay of effectiveness under applicable bankruptcy law, such that the Confirmation Order will become effective at 12:00 noon on November 8, 2010 unless otherwise stayed by separate court order.  A request for recognition of the Confirmation Order was filed in the Canadian Court in order to fulfill a condition of effectiveness of the Plan so that Chemtura Canada can emerge from its proceedings at the same time as the U.S. debtors.  The request was granted by order entered on November 3, 2010.  The Debtors expect to emerge from Chapter 11 as soon as practicable.

Third Quarter 2010 Business Segment Highlights

•
Consumer Performance Products’ net sales decreased 8% or $9 million compared with the third quarter of 2009.  The North American recreational water products business had lower sales to the mass market channel due primarily to timing of orders which were weighted to the second quarter of 2010 together with continued cautiousness by consumers in discretionary spending. This was partially offset by hot weather patterns in the North East region of the United States where the business experienced significant year-over-year sales growth in the professional dealer channel and a strong finish to the season in Europe. Our household product line volumes were lower than the third quarter of 2009 due to strong supply chain replenishment activity that occurred in 2009 after supply disruptions resulting from our Chapter 11 filing, and in part due to start-up disruptions on a packaging line after relocating the operation to our Conyers, GA facility.  Operating profit on a managed basis declined $5 million primarily due to higher raw material and energy costs, decreased sales volume, unfavorable mix and lower selling prices.  On a GAAP basis, operating profit decreased $3 million.

•
Industrial Performance Products’ net sales increased 18% or $50 million driven primarily by increased sales volume and higher selling prices, partially offset by unfavorable foreign currency translation and the sale of the sodium sulfonate business.  The higher sales volume in the third quarter of 2010 was due to increased customer demand across all business segments driven by improved industry conditions compared with the third quarter of 2009.  Operating profit on a managed basis declined $3 million primarily due to the inability to offset higher raw material and energy costs, higher distribution costs, and unfavorable foreign currency exchange by the benefit of increased sales prices, higher volume and favorable manufacturing costs.  Increases in selling prices lagged the increase in raw material costs.  On a GAAP basis, operating profit decreased $2 million.

•
Chemtura AgroSolutionsTM (formerly known as Crop Protection Engineered Products) net sales increased 4% or $4 million primarily due to increased sales volume.  Sales were higher in all regions except Latin America as compared with the third quarter of 2009. Despite a slower start to the Latin American season, demand showed improvement in Europe and North America and was particularly strong in Asia Pacific.  Operating profit on a managed basis increased $4 million primarily due to the increased sales and favorable manufacturing costs.  Operating profit on a GAAP basis increased $1 million and was impacted by an unfavorable decision against the Company at the conclusion of a long-standing Canadian trade dispute case resulting in the payment of a portion of the counterparty’s litigation costs.

•
Industrial Engineered Products’ net sales increased 42% or $56 million primarily due to increased sales volume and higher selling prices.  The higher sales volume reflected continued strong customer demand for products used in the electrical and electronics industry and, to a lesser extent, the building and construction industry compared with the third quarter of 2009.  Operating profit on a managed basis increased $3 million from the third quarter of 2009 primarily due higher selling prices, improved sales volume and favorable manufacturing costs, partially offset by higher raw material and energy costs and unfavorable product mix.  On a GAAP basis, operating profit decreased $2 million and was impacted by accelerated depreciation charges resulting from restructuring initiatives in this segment.

•
Corporate expense for the third quarter of 2010 and 2009 was $30 million.  Corporate expense included amortization expense related to intangibles of $10 million for the third quarters of 2010 and 2009.  Higher expense associated with changes in estimates on environmental reserves was offset by reduced spending on information technology initiatives (which includes completion of the Consumer Performance Products SAP implementation project in 2009) and lower expense related to pension and other post-retirement benefit plans.

Third Quarter 2010 Results - GAAP

•
Net sales for the third quarter of 2010 were $710 million, an increase of $101 million compared with third quarter 2009 net sales of $609 million.  The increase in net sales was attributable to increased sales volumes of $91 million and an increase in selling prices of $18 million, partially offset by unfavorable foreign currency translation of $6 million and the sale of the sodium sulfonate business which had a $2 million impact.

•
Gross profit for the third quarter of 2010 was $160 million, an increase of $1 million compared with the same quarter last year.  Gross profit as a percentage of sales decreased to 23% in the quarter as compared with 26% in the same quarter last year primarily due to a widening lag between increases in raw material costs and resulting increases in selling prices.  Raw material costs have increased from the lows seen in the middle of 2009.  The increase in gross profit was primarily due to $18 million in higher selling prices and $13 million in higher sales volume (net of unfavorable product mix).  The higher volume also resulted in $19 million of favorable manufacturing costs (due to higher plant utilization).  These favorable impacts were offset by a $33 million increase in raw material and energy costs, a $5 million increase in distribution costs, $4 million related to costs associated with the registration of chemicals in the European Union under REACh legislation, $3 million associated with environmental reserve adjustments and a $4 million increase in other costs.

•
The operating profit for the third quarter of 2010 was $69 million compared with operating profit of $31 million for the third quarter of 2009.  The increase in operating profit was primarily due to a $40 million credit for changes in estimates related to expected allowable claims, a $2 million gain on sale of business, a $2 million decrease in restructuring charges, a $1 million increase in gross profit, a $1 million increase in equity income and a $1 million decrease in depreciation and amortization, which was offset by a $9 million increase in selling, general and administrative and research and development costs (collectively “SGA&R”).  SGA&R included an expense of $3 million for an unfavorable decision against the Company at the conclusion of a long-standing Canadian trade dispute case resulting in the payment of a portion of the counterparty’s legal costs.

•
Interest expense of $35 million in the third quarter of 2010 was $17 million higher than the same period in 2009.  The higher interest expense resulted from the determination it was probable that obligations for interest on unsecured bankruptcy claims would ultimately be paid based on the estimated claim recoveries reflected in the plan of reorganization filed during the second quarter of 2010.  The amount of post-petition interest recorded during the third quarter of 2010 was $21 million.  The increase was also the result of recording interest expense associated with $455 million in aggregate principal amount of the Senior Notes and the $295 million Term Loan (both issued as part of the exit financing facilities contemplated under the Plan), partially offset by lower financing costs under the Amended DIP Credit Facility entered into in February 2010.

•	Other income, net was $8 million in the third quarter of 2010 which was unchanged from the third quarter of 2009.

•
Reorganization items, net in the third quarter of 2010 was $33 million compared with $20 million in the third quarter of 2009.  Reorganization items primarily comprised professional fees directly associated with the Chapter 11 reorganization and the impact of negotiated claims settlement for which Bankruptcy Court approval has been obtained or requested.  The increase is primarily due to higher professional fees related to the disclosure statement approval, solicitation and confirmation hearing activities during the third quarter of 2010.

•
Net earnings from continuing operations attributable to Chemtura for the third quarter of 2010 was $12 million, or $0.05 per share, compared with net earnings from continuing operations attributable to Chemtura of $10 million, or $0.04 per share, for the third quarter of 2009.

•	Earnings from discontinued operations for the third quarter of 2009 was $2 million (net of a $1 million tax provision).

•
The loss on sale of discontinued operations for the third quarter of 2010 was $3 million (net of a $1 million tax benefit), which represents an adjustment related to the sale of the polyvinyl chloride additives business (“PVC additives”).  The loss on sale of discontinued operations in the third quarter of 2009 was $4 million, which represented an adjustment for a loss contingency related to the sale of the OrganoSilicones business in July 2003.

Third Quarter 2010 Results - Managed Basis

•
On a managed basis, third quarter 2010 gross profit was $163 million, or 23% of net sales, as compared with third quarter 2009 gross profit of $160 million, or 26% of net sales.  The benefit of increases in selling prices, higher sales volume and favorable manufacturing costs (due to higher utilization) were almost offset by higher raw material and energy costs.

•
On a managed basis, third quarter 2010 operating profit was $38 million as compared with third quarter 2009 operating profit of $35 million.  The increase in operating profit primarily reflected the increase in gross profit and lower depreciation and amortization expense, partially offset by higher SGA&R.

•
The earnings from continuing operations before income taxes on a managed basis in the third quarter of 2010 and the earnings from continuing operations before income taxes on a managed basis in the third quarter of 2009 exclude pre-tax GAAP charges of $23 million and $24 million, respectively.  These charges are primarily related to accelerated recognition of asset retirement obligations; accelerated depreciation of property, plant and equipment; facility closures, severance and related costs; gain or loss on sale of business or assets; changes in estimates related to expected allowable claims; legal settlements; and costs associated with the Chapter 11 reorganization.

•
Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 cases.  The Company has chosen to apply this rate to pre-tax income on a managed basis.

Cash Flows - GAAP

•
Net cash provided by operating activities in the quarter ended September 30, 2010 was $120 million as compared with net cash provided by operating activities of $81 million in the quarter ended September 30, 2009.

•
As of September 30, 2010, the Company’s accounts receivable balances from continuing operations were $496 million as compared with $560 million as of June 30, 2010, $521 million as of March 31, 2010 and $442 million as of December 31, 2009.  Accounts receivable measured as days sales outstanding as of September 30, 2010 was consistent with the measure as of September 30, 2009.

•
As of September 30, 2010, the Company’s inventory balance from continuing operations was $533 million as compared with $496 million as of June 30, 2010, $515 million at March 31, 2010 and $489 million at December 31, 2009.  Inventory measured as days in inventory as of September 30, 2010 showed improvement compared with the measure as of September 30, 2009.

•	Capital expenditures for the quarter ended September 30, 2010 were $24 million compared with $7 million in the same period of 2009.

•
The Company’s total debt of $2,239 million as of September 30, 2010 increased $744 million compared with $1,495 million as of June 30, 2010.  The increase is primarily due to the exit financing facilities contemplated under the Plan that closed into escrow together with certain cash deposited by the Company on August 27, 2010.  The escrowed funds from the exit financing are shown as restricted cash of $758 million in a separate line on the balance sheet.  As of September 30, 2010, $1,189 million of total debt is classified as liabilities subject to compromise.  Cash and cash equivalents were $263 million as of September 30, 2010, compared with $184 million as of June 30, 2010.

###

Chemtura Corporation, with 2009 sales of $2.3 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These managed basis financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment of long-lived assets. In addition to the managed basis financial measures discussed above, the Company has applied a managed basis effective income tax rate to our managed basis income before taxes. Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such managed basis financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries.

Forward-Looking Statement
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The ability to satisfy the conditions for the effectiveness of the Plan confirmed by the Bankruptcy Court (the “Effective Date”);
•	The ability to have the Bankruptcy Court approve motions required to sustain operations during the Chapter 11 cases until the Effective Date;
•	The uncertainties of the Chapter 11 restructuring process through the Effective Date, including the potential adverse impact on our operations, management, employees and the response of our customers;
•	Our estimates of the cost to resolve disputed proofs of claim presented in the Chapter 11 cases until the Effective Date;
•	The ability to consummate the confirmed Plan;
•	The ability to be compliant with our debt covenants or obtain necessary waivers and amendments;
•	The ability to service our indebtedness;
•	General economic conditions;
•	Significant international operations and interests;
•	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;
•	The ability to retain sales volumes in the event of increasing selling prices;
•	The ability to absorb fixed cost overhead in the event of lower volumes;
•	Pension and other post-retirement benefit plan assumptions;
•	The ability to improve profitability in our Industrial Engineered Products segment as the general economy recovers from the recession;
•	The ability to implement the El Dorado, Arkansas restructuring program;
•	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;
•
The ability to restore profitability levels in our Chemtura AgroSolutionsTM segment as demand conditions recover in the agrochemical market.  Additionally, demand for the Chemtura AgroSolutionsTM segment is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

•	The ability to sell methyl bromide due to regulatory restrictions;
•	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Chemtura AgroSolutionsTM segment;
•	Changes in the availability and/or quality of our energy and raw materials;
•	The ability to collect our outstanding receivables;
•	Changes in interest rates and foreign currency exchange rates;
•	Changes in technology, market demand and customer requirements;
•	The enactment of more stringent U.S. and international environmental laws and regulations;
•	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;
•	The ability to recover our deferred tax assets;
•	The ability to support the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  The Company undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in the Company’s operations.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules
Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -	9
Quarter and Nine Months ended September 30, 2010 and 2009

Consolidated Balance Sheets - September 30, 2010 (Unaudited) and
December 31, 2009	10

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Nine Months ended September 30, 2010 and 2009	11

Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter and Nine Months ended September 30, 2010 and 2009	12

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarter and Nine Months ended September 30, 2010 versus 2009	13

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarter ended September 30, 2010 and 2009	14

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Nine Months ended September 30, 2010 and 2009	15

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter ended September 30, 2010 and 2009	16

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Nine Months ended September 30, 2010 and 2009	17

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales	$710	$609	$2,080	$1,702

Cost of goods sold	550	450	1,587	1,289
Gross profit	160	159	493	413
Gross profit %	23%	26%	24%	24%

Selling, general and administrative	85	77	232	216
Depreciation and amortization	40	41	134	122
Research and development	11	10	31	26
Facility closures, severance and related costs	(2)	-	1	3
Antitrust costs	-	-	-	10
Gain on sale of business	(2)	-	(2)	-
Impairment of long-lived assets	-	-	-	37
Changes in estimates related to expected allowable claims	(40)	-	33	-
Equity income	(1)	-	(3)	-

Operating profit (loss)	69	31	67	(1)
Interest expense	(35)	(18)	(164)	(53)
Loss on early extinguishment of debt	-	-	(13)	-
Other income (expense), net	8	8	(2)	(11)
Reorganization items, net	(33)	(20)	(80)	(66)

Earnings (loss) from continuing operations
before income taxes	9	1	(192)	(131)
Income tax benefit (provision)	2	9	(14)	(1)

Earnings (loss) from continuing operations	11	10	(206)	(132)
Earnings (loss) from discontinued operations, net of tax	-	2	(1)	(67)
Loss on sale of discontinued operations, net of tax	(3)	(4)	(12)	(4)

Net earnings (loss)	8	8	(219)	(203)

Less: Net loss (earnings) attributed to non-controlling interests	1	-	-	(1)

Net earnings (loss) attributable to Chemtura	$9	$8	$(219)	$(204)

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations, net of tax	$0.05	$0.04	$(0.85)	$(0.54)
Earnings (loss) from discontinued operations, net of tax	-	0.01	-	(0.28)
Loss on sale of discontinued operations, net of tax	(0.01)	(0.02)	(0.05)	(0.02)
Net earnings (loss) attributable to Chemtura Corporation	$0.04	$0.03	$(0.90)	$(0.84)

Weighted average shares outstanding - Basic and Diluted	242.9	242.9	242.9	242.9

Amounts attribuable to Chemtura Corporation common shareholders:
Earnings (loss) from continuing operations, net of tax	$12	$10	$(206)	$(133)
Earnings (loss) from discontinued operations, net of tax	-	2	(1)	(67)
Loss on sale of discontinued operations, net of tax	(3)	(4)	(12)	(4)
Net earnings (loss) attributable to Chemtura Corporation	$9	$8	$(219)	$(204)

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2010	2009
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$263	$236
Accounts receivable	496	442
Inventories	533	489
Other current assets	281	227
Assets of discontinued operations	-	85
Total current assets	1,573	1,479

NON-CURRENT ASSETS
Restricted cash	758	-
Property, plant and equipment, net	690	750
Goodwill	233	235
Intangible assets, net	441	474
Other assets	189	180

	$3,884	$3,118

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
Short-term borrowings	$302	$252
Accounts payable	173	126
Accrued expenses	231	178
Income taxes payable	24	5
Liabilities of discontinued operations	-	37
Total current liabilities	730	598

NON-CURRENT LIABILITIES
Long-term debt	748	3
Pension and post-retirement health care liabilities	144	151
Other liabilities	206	197
Total liabilities not subject to compromise	1,828	949

LIABILITIES SUBJECT TO COMPROMISE	2,101	1,997

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock	3	3
Additional paid-in capital	3,040	3,039
Accumulated deficit	(2,701)	(2,482)
Accumulated other comprehensive loss	(230)	(234)
Treasury stock at cost	(167)	(167)
Total Chemtura stockholders' (deficit) equity	(55)	159

Non-controlling interest	10	13
Total stockholders' (deficit) equity	(45)	172

	$3,884	$3,118

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
Increase (decrease) to cash	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to Chemtura Corporation	$(219)	$(204)
Adjustments to reconcile net loss attributable to Chemtura Corporation to net cash provided by operating activities:
Gain on sale of business	(2)	-
Loss on sale of discontinued operations	12	4
Impairment of long-lived assets	2	97
Loss on early extinguishment of debt	13	-
Depreciation and amortization	134	132
Stock-based compensation expense	1	2
Reorganization items, net	(7)	24
Changes in estimates related to expected allowable claims	33	-
Contractual post-petition interest expense	129	-
Equity income	(3)	-
Changes in assets and liabilities, net	(52)	(29)
Net cash provided by operating activities	41	26

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	26	3
Payments for acquisitions, net of cash acquired	-	(5)
Capital expenditures	(62)	(23)
Net cash used in investing activities	(36)	(25)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Senior Notes	452	-
Proceeds from Term Loan	292	-
Restricted cash from Senior Notes and Term Loan deposited in escrow	(758)	-
Proceeds from Amended DIP Credit Facility	299	-
(Payments on) proceeds from DIP Credit Facility	(250)	250
Proceeds from (payments on) 2007 Credit Facility, net	17	(44)
Payments on long term borrowings	-	(18)
Payments on short term borrowings, net	-	(2)
Payments for debt issuance and refinancing costs	(31)	(30)
Net cash provided by financing activities	21	156

CASH
Effect of exchange rates on cash and cash equivalents	1	3

Change in cash and cash equivalents	27	160
Cash and cash equivalents at beginning of period	236	68

Cash and cash equivalents at end of period	$263	$228

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Loss) (Unaudited)
(In millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
NET SALES

Consumer Performance Products	$106	$115	$369	$368
Industrial Performance Products	321	271	920	720
Chemtura AgroSolutionsTM	93	89	254	246
Industrial Engineered Products	190	134	537	368
Total net sales	$710	$609	$2,080	$1,702

OPERATING PROFIT (LOSS)

Consumer Performance Products	$14	$17	$58	$51
Industrial Performance Products	27	29	90	55
Chemtura AgroSolutionsTM	6	5	12	33
Industrial Engineered Products	8	10	12	(4)
Segment operating profit	55	61	172	135

General corporate expense, including
amortization	(30)	(30)	(73)	(86)
Facility closures, severance and related costs	2	-	(1)	(3)
Antitrust costs	-	-	-	(10)
Gain on sale of business	2	-	2	-
Impairment of long-lived assets	-	-	-	(37)
Changes in estimates related to expected allowable claims	40	-	(33)	-
Total operating profit (loss)	$69	$31	$67	$(1)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Nine Months Ended September 30, 2010 versus 2009
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended September 30,		Nine Months Ended September 30,
		Pre-tax		Pre-tax
	Net	Earnings	Net	Earnings
	Sales	(Loss)	Sales	(Loss)

2009	$609	$1	$1,702	$(131)

2009 Accelerated recognition of asset retirement obligations	-	1	-	1
2009 Loss on disposal of assets	-	1	-	1
2009 Accelerated depreciation of property, plant and equipment	-	2	-	4
2009 Facility closures, severance and related costs	-	-	-	3
2009 Antitrust costs	-	-	-	10
2009 Impairment of long-lived assets	-	-	-	37
2009 Reorganization items, net	-	20	-	66
	609	25	1,702	(9)

Changes in selling prices	18	18	27	27
Unit volume and mix	91	13	357	68
Foreign currency impact - operating profit (loss)	(6)	-	(4)	(3)
Divestitures	(2)	(1)	(2)	(1)
Manufacturing cost impacts	-	19	-	63
Higher distribution costs	-	(5)	-	(18)
Higher raw materials and energy costs	-	(33)	-	(49)
Changes in SGA&R, excluding foreign exchange impact	-	(5)	-	(16)
Lower depreciation and amortization expense	-	4	-	10
Lower interest expense (excluding post-petition interest on allowable claims)	-	4	-	18
Foreign currency impact - other income (expense), net	-	2	-	10
Fees associated with sale of accounts receivable	-	-	-	2
Other	-	(9)	-	(6)
	710	32	2,080	96

2010 Environmental reserves	-	(3)	-	(3)
2010 Legal settlement	-	(3)	-	(3)
2010 Loss on disposal of assets	-	(2)	-	(2)
2010 Accelerated depreciation of property, plant and equipment	-	(5)	-	(26)
2010 Facility closures, severance and related costs	-	2	-	(1)
2010 Gain on sale of business	-	2	-	2
2010 Changes in estimates to expected allowable claims	-	40	-	(33)
2010 Post-petition interest expense on allowable claims	-	(21)	-	(129)
2010 Loss on early extinguishment of debt	-	-	-	(13)
2010 Reorganization items, net	-	(33)	-	(80)

2010	$710	$9	$2,080	$(192)

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended September 30, 2010			Quarter Ended September 30, 2009
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustments	Revised	GAAP	Adjustments	Revised

Net sales	$710	$-	$710	$609	$-	$609

Cost of goods sold	550	(3)	547	450	(1)	449
Gross profit	160	3	163	159	1	160
Gross profit %	23%		23%	26%		26%

Selling, general and administrative	85	(5)	80	77	(1)	76
Depreciation and amortization	40	(5)	35	41	(2)	39
Research and development	11	-	11	10	-	10
Facility closures, severance and related costs	(2)	2	-	-	-	-
Gain on sale of business	(2)	2	-	-	-	-
Changes in estimates related to expected allowable claims	(40)	40	-	-	-	-
Equity income	(1)	-	(1)	-	-	-

Operating profit	69	(31)	38	31	4	35
Interest expense	(35)	21	(14)	(18)	-	(18)
Other income, net	8	-	8	8	-	8
Reorganization items, net	(33)	33	-	(20)	20	-

Earnings from continuing operations
before income taxes	9	23	32	1	24	25
Income tax benefit (provision)	2	(14)	(12)	9	(18)	(9)

Earnings from continuing operations	11	9	20	10	6	16
Earnings from discontinued operations, net of tax	-	-	-	2	(2)	-
Loss on sale of discontinued operations, net of tax	(3)	3	-	(4)	4	-

Net earnings	8	12	20	8	8	16

Less: Net loss attributed to non-controlling interest	1	-	1	-	-	-

Net earnings attributable to Chemtura	$9	$12	$21	$8	$8	$16

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings from continuing operations	$0.05		$0.09	$0.04		$0.06
Earnings from discontinued operations	-		-	0.01		-
Loss on sale of discontinued operations	(0.01)		-	(0.02)		-
Net earnings attributable to Chemtura Corporation	$0.04		$0.09	$0.03		$0.06

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$-			$1
Environmental reserves		3			-
Legal settlement		3			-
Loss on disposal of assets		2			1
Accelerated depreciation of property, plant and equipment		5			2
Facility closures, severance and related costs		(2)			-
Gain on sale of business		(2)			-
Changes in estimates related to expected allowable claims		(40)			-
Post-petition interest expense on allowable claims		21			-
Reorganization items, net		33			20
Pre-Tax		23			24

Adjustment to apply a Managed Basis effective tax rate		(14)			(18)
After-tax		9			6
Earnings from discontinued operations, net of tax		-			(2)
Loss on sale of discontinued operations, net of tax		3			4
		$12			$8

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustments	Revised	GAAP	Adjustments	Revised

Net sales	$2,080	$-	$2,080	$1,702	$-	$1,702

Cost of goods sold	1,587	(3)	1,584	1,289	(1)	1,288
Gross profit	493	3	496	413	1	414
Gross profit %	24%		24%	24%		24%

Selling, general and administrative	232	(5)	227	216	(1)	215
Depreciation and amortization	134	(26)	108	122	(4)	118
Research and development	31	-	31	26	-	26
Facility closures, severance and related costs	1	(1)	-	3	(3)	-
Antitrust costs	-	-	-	10	(10)	-
Gain on sale of business	(2)	2	-	-	-	-
Impairment of long lived Assets	-	-	-	37	(37)	-
Changes in estimates related to expected allowable claims	33	(33)	-	-	-	-
Equity income	(3)	-	(3)	-	-	-

Operating profit (loss)	67	66	133	(1)	56	55
Interest expense	(164)	129	(35)	(53)	-	(53)
Loss on early extinguishment of debt	(13)	13	-	-	-	-
Other expense, net	(2)	-	(2)	(11)	-	(11)
Reorganization items, net	(80)	80	-	(66)	66	-

(Loss) earnings from continuing operations
before income taxes	(192)	288	96	(131)	122	(9)
Income tax (provision) benefit	(14)	(20)	(34)	(1)	4	3

(Loss) earnings from continuing operations	(206)	268	62	(132)	126	(6)
Loss from discontinued operations, net of tax	(1)	1	-	(67)	67	-
Loss on sale of discontinued operations, net of tax	(12)	12	-	(4)	4	-

Net (loss) earnings	(219)	281	62	(203)	197	(6)

Less: Net earnings attributed to non-controlling interest	-	-	-	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(219)	$281	$62	$(204)	$197	$(7)

Basic and diluted per share information - attributable to Chemtura Corporation:
(Loss) earnings from continuing operations	$(0.85)		$0.25	$(0.54)		$(0.03)
Loss from discontinued operations, net of tax	-		-	(0.28)		-
Loss on sale of discontinued operations, net of tax	(0.05)		-	(0.02)		-
Net (loss) earnings attributable to Chemtura Corporation	$(0.90)		$0.25	$(0.84)		$(0.03)

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$-			$1
Environmental reserves		3			-
Legal settlement		3			-
Loss on disposal of assets		2			1
Accelerated depreciation of property, plant and equipment		26			4
Facility closures, severance and related costs		1			3
Antitrust costs		-			10
Gain on sale of business		(2)			-
Impairment of long lived Assets		-			37
Changes in estimates related to expected allowable claims		33			-
Loss on early extinguishment of debt		13			-
Post-petition interest expense on allowable claims		129			-
Reorganization items, net		80			66
Pre-Tax		288			122

Adjustment to apply a Managed Basis effective tax rate		(20)			4
After-tax		268			126
Loss from discontinued operations, net of tax		1			67
Loss on sale of discontinued operations, net of tax		12			4
		$281			$197

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Quarter Ended September 30, 2010			Quarter Ended September 30, 2009
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustments	Revised	Historical	Adjustments	Revised
NET SALES

Consumer Performance Products	$106	$-	$106	$115	$-	$115
Industrial Performance Products	321	-	321	271	-	271
Chemtura AgroSolutionsTM	93	-	93	89	-	89
Industrial Engineered Products	190	-	190	134	-	134
Total net sales	$710	$-	$710	$609	$-	$609

OPERATING PROFIT

Consumer Performance Products	$14	$-	$14	$17	$2	$19
Industrial Performance Products	27	-	27	29	1	30
Chemtura AgroSolutionsTM	6	3	9	5	-	5
Industrial Engineered Products	8	5	13	10	-	10
Segment operating profit	55	8	63	61	3	64

General corporate expense, including
amortization	(30)	5	(25)	(30)	1	(29)
Facility closures, severance and related cost	2	(2)	-	-	-	-
Gain on sale of business	2	(2)	-	-	-	-
Changes in estimates related to expected allowable claims	40	(40)	-	-	-	-
Total operating profit	$69	$(31)	$38	$31	$4	$35

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$2	$-	$2	$4	$(1)	$3
Industrial Performance Products	8	-	8	10	-	10
Chemtura AgroSolutionsTM	2	-	2	2	-	2
Industrial Engineered Products	17	(5)	12	14	-	14
General corporate expense, including
amortization	11	-	11	11	(1)	10
Total depreciation and amortization	$40	$(5)	$35	$41	$(2)	$39

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$-			$1
Environmental reserves		3			-
Legal settlement		3			-
Loss on disposal of assets		2			1
Accelerated depreciation of property, plant and equipment		5			2
Facility closures, severance and related costs		(2)			-
Gain on sale of business		(2)			-
Changes in estimates related to expected allowable claims		(40)			-
		$(31)			$4

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
NET SALES

Consumer Performance Products	$369	$-	$369	$368	$-	$368
Industrial Performance Products	920	-	920	720	-	720
Chemtura AgroSolutionsTM	254	-	254	246	-	246
Industrial Engineered Products	537	-	537	368	-	368
Total net sales	$2,080	$-	$2,080	$1,702	$-	$1,702

OPERATING PROFIT (LOSS)

Consumer Performance Products	$58	$1	$59	$51	$2	$53
Industrial Performance Products	90	-	90	55	3	58
Chemtura AgroSolutionsTM	12	3	15	33	-	33
Industrial Engineered Products	12	25	37	(4)	-	(4)
Segment operating profit	172	29	201	135	5	140

General corporate expense, including
amortization	(73)	5	(68)	(86)	1	(85)
Facility closures, severance and related cost	(1)	1	-	(3)	3	-
Antitrust costs	-	-	-	(10)	10	-
Gain on sale of business	2	(2)	-	-	-	-
Impairment of Long Lived Assets	-	-	-	(37)	37	-
Changes in estimates related to expected allowable claims	(33)	33	-	-	-	-
Total operating profit (loss)	$67	$66	$133	$(1)	$56	$55

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$8	$(2)	$6	$9	$(1)	$8
Industrial Performance Products	26	-	26	31	(2)	29
Chemtura AgroSolutionsTM	6	-	6	6	-	6
Industrial Engineered Products	62	(23)	39	42	-	42
General corporate expense, including
amortization	32	(1)	31	34	(1)	33
Total depreciation and amortization	$134	$(26)	$108	$122	$(4)	$118

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$-			$1
Environmental reserves		3			-
Legal settlement		3			-
Loss on disposal of assets		2			1
Accelerated depreciation of property, plant and equipment		26			4
Facility closures, severance and related costs		1			3
Antitrust costs		-			10
Gain on sale of business		(2)			-
Impairment of Long Lived Assets		-			37
Changes in estimates related to expected allowable claims		33			-
		$66			$56